UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2011

United Security Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street
Post Office Box 249
Thomasville, Alabama 36784
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b)       On December 31, 2011, Dan R. Barlow, a member of the Board of Directors of United Security Bancshares, Inc. (the “Company”), notified the Company that he will not stand for re-election to the Company’s Board of Directors when his term expires at the Company’s 2012 Annual Meeting of Shareholders to be held on May 9, 2012 (the “Annual Meeting”).  Mr. Barlow will continue as a member of the Board of Directors until the Annual Meeting.  Mr. Barlow’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In connection with Mr. Barlow’s decision not to stand for re-election, the Board of Directors of the Company has approved a reduction in the size of the Board from 12 persons to 11 persons effective as of the conclusion of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 24, 2012	UNITED SECURITY BANCSHARES, INC.

		By:	/s/ Beverly J. Dozier
		Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer